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                                  EXHIBIT 16.1

PricewaterhouseCoopers LLP
Chartered Accountants
609 Granville Street, 7th Floor
Pacific Centre, P.O. Box 10370                          Telephone (604) 806-7000
Vancouver, British Columbia
Canada V7Y 1L3



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


January 17, 2002


Commissioners:


We have read the statements made by DBS Holdings Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 19, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants